Exhibit 10.30

Listing of Executive Officers who are Parties to the Form of Change in Control Severance Agreement (filed as Exhibits 10.27 to Compass Minerals International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007) and Restrictive Covenant Agreement (filed as Exhibit 10. 3 and 10.4 to Compass Minerals International, Inc.’s Current Report on Form 8-K dated January 23, 2006).

John Fallis
Keith Clark
Rodney Underdown
Gerald Bucan
Ron Bryan